Exhibit 99.1

Contacts:

ImaRx Therapeutics, Inc. Jennifer Marshall VP Corporate Dev. & Investor Relations jlmarshall@imarx.com (520) 770-1259	The Ruth Group Sara Ephraim (investors) sephraim@theruthgroup.com Jason Rando (media) jrando@theruthgroup.com

IMARX THERAPEUTICS RECEIVES UROKINASE LOT RELEASE APPROVAL WITH EXTENDED EXPIRATION DATING

TUCSON, AZ — (January 25, 2008) –ImaRx Therapeutics, Inc. (Nasdaq: IMRX) today announced that the Food and Drug Administration (FDA) has approved the company’s most current lot release request for urokinase drug product. This is the first lot to be released with extended expiration dating. Urokinase, ImaRx’s first commercially available FDA-approved product, is a thrombolytic or clot-dissolving agent indicated for the treatment of acute massive pulmonary embolism.

“The FDA approval of urokinase lot release brings several advantages to ImaRx,” said Bradford A. Zakes, President and CEO of ImaRx. “The extended expiration dating allows us to unlock the value from our unlabeled urokinase inventory. We will also benefit from cost-savings associated with prolonged shelf-life for future urokinase supplies.”

ImaRx is continuing its stability program to evaluate the potential for further expiration extensions beyond September 2009 for unlabeled vials of urokinase inventory.

In January 2008, ImaRx and Microbix Biosystems Inc. signed a letter of intent to manufacture urokinase and explore development of additional indications. Microbix is believed to be the only supplier capable of producing urokinase on a commercial scale at its production facility in Toronto. As part of the agreement, ImaRx will retain existing urokinase inventory and intends to transfer the manufacturing process and NDA to Microbix. With Microbix as its long-term supplier, ImaRx will continue to market urokinase for acute massive pulmonary embolism, while Microbix will have development rights for certain new indications.

About ImaRx Therapeutics

ImaRx Therapeutics is a biopharmaceutical company commercializing and developing therapies for vascular disorders. The Company’s commercialization efforts are currently focused on its product, urokinase for the treatment of acute massive pulmonary embolism. The Company’s research and development efforts are focused on therapies for stroke and other vascular disorders using its proprietary microbubble technology.

Cautionary Statement For The Purpose Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act of 1995

Note: Statements made in this press release which are not historical in nature constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Such statements include those related to our expectation that the FDA approval of our lot release will allow the company to unlock additional value from our unlabeled urokinase inventory and that the company will benefit from cost-savings associated with prolonged shelf-life for future urokinase supplies. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include: sales of urokinase may decline and there may be insufficient demand for the product; the FDA may not approve our future requests for lot release which would result in insufficient supply of product thereby reducing sales of urokinase; we may not enter into a final agreement with Microbix for the manufacture of additional supplies of urokinase and the manufacturing process for urokinase may not be successfully transferred to Microbix; and, we may not have or be able to secure sufficient capital to fund our operations and the development and commercialization of our product candidates. All information in this press release is as of January 25, 2008, and the Company undertakes no duty to update this information. A more complete description of these risks can be found in the Company’s filings with the Securities and Exchange Commission.

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